UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015

_____________________

 VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Stockholders of Verso Corporation, or “Verso,” was held on May 21, 2015. At the meeting, Verso’s stockholders (1) elected four directors – Robert M. Amen, Thomas Gutierrez, Eric L. Press and L.H. Puckett, Jr. – to serve on Verso’s board of directors as Class I directors for a term of three years and (2) ratified the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2015. The proposals are described in detail in the Proxy Statement dated April 17, 2015. The tabulation of votes cast with respect to each proposal is as follows:

1.	Election of four directors – Robert M. Amen, Thomas Gutierrez, Eric L. Press and L.H. Puckett, Jr. – to serve on Verso’s board of directors as Class I directors for a term of three years:

Nominee	For	Withhold	Broker Non-Votes
Robert M. Amen	58,330,483	285,446	6,148,239
Thomas Gutierrez	56,684,315	1,931,614	6,148,239
Eric L. Press	58,312,199	303,730	6,148,239
L.H. Puckett, Jr.	58,298,730	317,199	6,148,239

Stockholders were not provided the option to abstain from voting on this proposal.

2.	Ratification of the appointment of Deloitte & Touche LLP to serve as Verso's independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain
64,702,394	19,949	41,825

There were no broker non-votes on this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 27, 2015

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary